Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated December 11, 2019, relating to the consolidated balance sheets of DLH Holding Corp. as of September 30, 2019 and 2018, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended September 30, 2019 and 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC

Whippany, New Jersey
June 2, 2020
{N0265368 }